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                                                                    EXHIBIT 32.1

                CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

                           PURSUANT TO 18 U.S.C. 1350

                 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Michael D. Siegal, Chairman and Chief Executive Officer of Olympic Steel, Inc. (the "Company"), certify that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 30, 2004, of the Company (the "Report"):

            (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Michael D. Siegal
    -------------------------------
Michael D. Siegal
Olympic Steel, Inc.
Chairman & Chief Executive Officer

November 5, 2004

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